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                                  EXHIBIT 10-34

                        INDEPENDENT CONTRACTOR AGREEMENT

THIS AGREEMENT made as of May 3, 2004 by and between Genesee Corporation, a New York corporation with offices at 16 West Main Street, Rochester, New York 14614 ("Genesee"), and Steven M. Morse, CPA, d/b/a Concorde Accounting and Tax Services, with offices at 11 Fiddlers Hollow, Penfield, New York ("Concorde").

                                   WITNESSETH:

WHEREAS, Genesee is in need of professional tax and accounting services from an independent contractor; and

WHEREAS, the Concorde desires to provide professional tax and accounting services as an independent contractor to Genesee

NOW, THEREFORE, for and in consideration of this Agreement's mutual covenants, the parties, each intending to be legally bound, agree as follows:

Section 1. Engagement as Independent Contractor. Genesee engages Concorde, and Concorde accepts engagement with Genesee as an independent contractor to render professional tax and accounting services and other related services to Genesee at times and places as Concorde may from time to time determine. It is agreed that, in the performance of services under this Agreement, Concorde shall at all times act as an independent contractor with respect to Genesee, and not as an employee or agent of Genesee. Nothing contained in this Agreement shall be construed to create a joint venture, partnership, association, or other affiliation between the parties, it being specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship as set forth in this Agreement. Genesee shall neither have nor exercise any specific control or direction over the particular methods by which Concorde shall perform the services required by this Agreement. Neither party shall be liable for the debts or obligations of the other. Concorde shall not have any claim under this Agreement or otherwise against Genesee for retirement benefits, Social Security, workers' compensation, professional malpractice, or unemployment insurance benefits of any kind. Concorde will not be treated as an employee of Genesee for federal, state, or local tax purposes. Genesee will not withhold on Concorde's behalf any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body. All of the payments, withholdings, and benefits, if any, are Concorde's sole responsibility. Concorde will indemnify and hold harmless Genesee from any and all loss or liability, including attorney's fees, arising from its failure to make these payments, withholdings, or benefits, if any. If the Internal Revenue Service or any other governmental agency should question or challenge Concorde's independent contractor status, Concorde and Genesee shall have the right to participate in any discussion or negotiation occurring with an agency or agencies, regardless of with whom or by whom these discussions or negotiations are initiated.

Section 2. Concorde's Duties. Concorde shall devote its best efforts to the interests and affairs of Genesee. Concorde shall not, without Genesee's prior written consent, engage in any activity that interferes with Genesee's interests and affairs, directly or indirectly, alone or as an officer, director, employee, agent, shareholder, partner, or fiduciary. However, without limiting the preceding sentence, Concorde may provide professional tax and accounting as well as other services to other individuals, organizations and entities.

Section 3. Reimbursement. Genesee will reimburse Concorde for copying, telephone and other reasonable out of pocket expenses incurred by Concorde in providing tax and accounting services to Genesee.

Section 4. Compensation. Genesee will pay Concorde at a rate of $150 per hour for services rendered by Concorde to Genesee. Concorde agrees to render monthly statements to Genesee for services rendered and Genesee agrees to pay for such services within 30 days from receipt of statements from Concorde.

Section 5. Benefits. Concorde shall not be entitled to any benefits and shall not be entitled to participate in any benefit plan of Genesee.

Section 6. Professional Standards. Concorde represents, warrants, and covenants that:

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          (a) The individuals providing services to Genesee from Concorde will either be licensed certified public accountants or working under the supervision and direction of certified public accountants; and

          (b) Concorde will observe the highest standards of professional tax and accounting practice and ethics, and will not engage in any conduct which is detrimental to Genesee.

Section 7. Termination. This Agreement may be terminated by either Genesee or Concorde upon 30 days prior written notice. Upon this Agreement's termination, Genesee shall have no further obligation to Concorde except to pay Concorde for any unpaid services provided to Genesee by Concorde prior to the termination date.

Section 8. Notices. All notices required or permitted under this Agreement shall be in writing and shall be given by personal service or by registered or certified mail, return receipt requested. Notices by mail shall be addressed to Concorde's or Genesee's principal office and shall be deemed to have been given at the time they are placed in the mails with sufficient postage prepaid.

Section 9. Entire Agreement. This Agreement contains the parties' entire agreement.

Section 10. Amendment. This Agreement may not be amended or revised except with the written consent of both parties.

Section 11. Assignment. This Agreement may not be assigned by either party except with the written consent of the other party.

Section 12. Governing Law. This Agreement shall be construed and enforced pursuant to the laws of the State of New York without regard to any conflicts of law provision thereof.

Section 13. Separability. The invalidity or unenforceability of any one or more of this Agreement's terms or provisions shall not impair or affect the validity or enforceability of the remaining terms or provisions, and this Agreement shall be construed and enforced as if the invalid or unenforceable term or provision had not been contained in this Agreement. If any term or provision contained in this Agreement shall be found to be excessively broad as to duration, scope, or subject, the term or provision shall be limited and reduced so as to be enforceable under applicable law.

Section 14. Titles. The titles and captions in this Agreement are for convenience of reference only and shall not control or affect the interpretation or construction of any of its terms or conditions.

Section 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        Genesee Corporation

                                        By: /s/ Stephen B. Ashley
                                            -------------------------
                                                 Stephen B. Ashley - Director

                                        Steven M. Morse CPA, d/b/a
                                        Concorde Accounting and Tax Services

                                          /s/ Steven M. Morse
                                         ---------------------------
                                               Steven M. Morse